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      NAME OF COMPANY                 STATE OF INCORPORATION        NAMES UNDER WHICH IT IS DOING BUSINESS[1]

A.G.A. Flowers, Inc.                Nevada

Brant Florist Inc.                  Ontario, Canada

Buning Acquisition, Inc.            Florida                       Buning the Florist

Calyx & Corolla, Inc.               California

Credit Card Management System, Inc. Oklahoma

Dr. Delphinium Designs, Inc.        Nevada

Florafax Financial Services Corp.   Delaware

Flower Club International, Inc.     Florida

The Flower Shanty, Inc.             California

Flower View Gardens, Inc.           California

Gerald Stevens Delaware, Inc.       Delaware                      Wilson's Flowers

Gerald Stevens Georgia, L.P.        Georgia                       Martina's Flowers, Suzanne's Flowers, Atlanta Wildflowers,
                                                                  McDonough's Florist, Gwinnett Florist, John Wolf Florist,
                                                                  Flowers From Holland, Weinstock's Flowers & Gifts, Suzanne's
                                                                  Flowers, Anderson's Flowers, Atlanta Premier Florists, A
                                                                  Harts & Flowers, McCullough's Florist & Antiques, Joy of
                                                                  Flowers, Bonnie's Flowers, A Blooming Bouquet

Gerald Stevens Massachusetts, Inc.  Massachusetts

Gerald Stevens Oklahoma, Inc.       Oklahoma

Gerald Stevens Operations Co.       Florida

Gerald Stevens Pennsylvania, Inc.   Pennsylvania                  Royer's Flowers, Phoebe's Flowers, McCarthy Flowers, Matta's
                                                                  Florist, Polites Floral, McShane's Florist & Greenhouse,
                                                                  Domenic Graziano Flowers & Gifts

Gerald Stevens Pittsburgh, Inc.     Pennsylvania                  Shackelford's & Maxwell's, Johnston The Florist, Western
                                                                  Pennsylvania Floral, Johnston's Floral Academy, Stephenson's
                                                                  Flowers

Gerald Stevens Properties, Inc.     Nevada

Gerald Stevens Retail, Inc.         Delaware

Gerald Stevens Tennessee, Inc.      Tennessee

Gerald Stevens Texas, L.P.          Texas                         Dr. Delphinium Designs, Avant Garden, The Rose Shop, Corner
                                                                  Florist, Connor's Flowers, Bloomingfield's Florist,
                                                                  Especially For You Flowers, Zen Floral, Blanton Niday, Shaw
                                                                  Florist, Apples to Zinnias, The Ivy Door, Blooming Seasons,
                                                                  Kelly-Scherrer Flowers, Amie's Flowers, Bee Hive Florist,
                                                                  Dusty's Flowers

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1 In addition to "Gerald Stevens."
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Gerald Stevens Wisconsin Limited    Wisconsin                     Alan Preuss Florists, Harvey O. Preuss Flowers, Lockers
Partnership                                                       Flowers, Sunnyside Florists & Gifts, Baumgarten-Kreuger,
                                                                  Flower Boutique, Stabelfeldt's Flowers, Lockers Flowers

GS Accounts Receivable Co.          Nevada

GS Arizona, Inc.                    Arizona                       Cactus Flower, San Diego Florist, Podesta Baldocchi, Boesen
                                                                  The Florist, Flower Patch, Coe's Campus Florist, Donofrio
                                                                  Floral Co., Chula Vista Floral Co., Flowers by Posie Post,
                                                                  Desert Gold, Jory's Flowers & Gifts, Azzaro's San Francisco
                                                                  Floral Co., Vallejo City Floral Co., Rossi & Rovetti Flowers,
                                                                  Franco Florist, Holiday Flowers of San Diego, Lyal Nickals,
                                                                  Del Mar Floral, California Rose Co., Piccolo's Flowers, Tempe
                                                                  Florist, Seifert's Floral Company, Simpson's Flowers, Petal
                                                                  Pusher of Woodridge, Fresh Flower Market, Joe's Flower Shop,
                                                                  Lemon Grove Florist, La Mesa Flowers, Mission Gorge Florist
                                                                  Co., Pacific Beach Florist Co., San Diego Flower Mart,
                                                                  Bonaventure Florists, Downstairs Florists, Downtown Greenery
                                                                  & Florists, Surroundings Floral and Garden Collection

GS California, Inc.                 California                    Suzann's Flowers

GS Call Center Co.                  Florida                       Florafax

GS Call/Credit Card Holding Co.     Nevada

GS Catalog Holding Co.              Nevada

GS Database Co.                     Nevada

GS Database Management Co.          Nevada

GS East Holding Co.                 Nevada

GS Finance Co.                      Nevada

GS Florida Flowers, Inc.            Florida

GS Gift Certificate Co.             Florida

GS Illinois, Inc.                   Illinois                      Pfund & Clint Flowers

GS Intangibles Management Co.       Nevada

GS Interactive, Inc.                Nevada

GS Internet Holding Co.             Nevada

GS Master Holding Co.               Nevada

GS Michigan, Inc.                   Michigan                      Nature Nook Flowers, Country Lane Flower Shops, Flower
                                                                  Station, Norton's Flowers, Durant's Flowers, Hon's Flowers
                                                                  Co., Dearborn Flower Shoppe, Ada Greenery, Hearts & Roses,
                                                                  Powell's Flowers & Gifts, Black-Eyed Susan Floral, Mary Jane
                                                                  Flowers, Flowers by Jo, Flowers by Maureen, Main Street
                                                                  Flowers, Harry Miller Flowers

GS Minnesota, Inc.                  Minnesota                     Hoglund's Flowers, Prior Lake Florist, Wild Iris

GS Missouri, Inc.                   Missouri                      Nettie's Flower Garden

GS Nevada, Inc.                     Nevada                        A French Bouquet Flower Shoppe

GS North Carolina, Inc.             North Carolina                Fallon's, Flowers in Woodcroft, The Blossom Shop, Whitfield's
                                                                  Flowers
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GS Ohio, Inc.                       Ohio                          Connell Flowers, Flowers by David's Square, Maple Lee
                                                                  Flowers, Alwood Florists, Stephen's Flowers

GS Ontario, Inc.                    Ontario, Canada               Trimbee's, The Flower Man, Brant Florist

GS Retail Holding Co                Nevada

GS South Carolina, Inc.             South Carolina                Rosewood Florists, Buddy's Flower & Gift Shop

GS Tennessee, Inc.                  Tennessee                     Hartman Flowers, Horne's Florist

GS Texas General, Inc.              Texas

GS Wisconsin General, Inc.          Wisconsin

GSI Acquisition, Inc.               Florida                       Jennie's Flowers, Flamingo Florist, Mona's Flowers, Jean
                                                                  Reba's Flowers, Orlando Florist, Flowers by Cindy, Arrae
                                                                  Flowers, Exotic Gardens, Lake Buena Vista Florist, Fort Myers
                                                                  Florist, The Flower Cart

Kuhn & Exotic LLC                   Florida                       Orlando Florist, Andrade's Flowers, Kuhns Flowers, Flowers &
                                                                  Flowers, Pine Hills Florist, Orlando Flower Mart, Casselberry
                                                                  Daisy Florist, Exotic Gardens, Flowers by Cindy, House of
                                                                  Flowers, Daisy Flower Shop, European Floral Gallery, Lucy
                                                                  Little Flower Shop, Springs Florist

Martina's, Inc.                     Georgia

Martina's NV, Inc.                  Nevada

National Flora, Inc.                Oregon                        Flowertime, A-Florist, Cambridge Flowers, A All American
                                                                  Florist

National Flora Florida, Inc.        Florida                       National Flora

Preuss Acquisition Corp.            Nevada

The Rose Shop NV, Inc.              Nevada

Thrifty Acquisition, Inc.           Michigan                      Thrifty's Flowers

Worldwide Floral & Gifts, Inc.      Florida


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